                                    Exhibit 1

                                    AGREEMENT

      The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D/A dated June 29, 1999 to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

                                             SASI MINERALS COMPANY


                                             By: /s/ William Casey McManemin
                                                 -------------------------------
                                                 William Casey McManemin
                                                 Attorney-in-Fact
                                                 Dated: June 29, 1999


                                             /s/ William Casey McManemin
                                             -----------------------------------
                                             William Casey McManemin
                                             Dated: June 29, 1999